 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2003

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

United Bancshares, Inc. (Nasdaq: UBOH – news), a $425 million bank holding company headquartered in Columbus Grove, Ohio, today announced that its wholly-owned bank subsidiaries have applied with state and federal regulators to legally consolidate their three separate charters into a single charter operating under the name of The Union Bank Company.  The consolidation is subject to regulatory approval.  United’s President and Chief Executive Officer, E. Eugene Lehman said the charter consolidation will allow the Company to maintain its traditional, community driven market focus while also providing for enhanced customer service and improved operating efficiencies.

Mr. Lehman said, “The decision to move from three separate legal names to one bank name was to make banking as easy as possible for our customers and our employees.  Our commitment is to always put our customer's convenience, value and safety first. One bank name will allow every customer of our Family of Banks to have equal access to every product and service, whether at any of our offices, by telephone, ATM or through the Internet.  The move also positions the Company to quickly implement new products and technology throughout its banking network.”

Brian D. Young, the Company’s Chief Financial Officer added, “The charter consolidation reflects the Company’s continued effort to take advantage of opportunities for economies of scale and standardization throughout the Company.”  He also noted, that operating under a single charter will enable United Bancshares, Inc to achieve a number of financial benefits including more advantageous pricing on purchased funds, greater consistency in its portfolio and asset management strategies and an enhanced ability to manage excess capital. In addition, the change will streamline the Company’s regulatory reporting structure, in turn resulting in a more efficient approach to compliance.  He concluded, “We have been carefully analyzing the decision of legally consolidating the charters for some time, and believe that it is in the best interest of the customers, employees and shareholders of the Company.”

In addition to the Company’s consolidation application, The Union Bank Company has made a branch application for expansion into Bowling Green, Ohio and recently announced an agreement for the purchase of three RFC Banking Company branches located in Pemberville and Gibsonburg, Ohio, including one in the Otterbein-Portage Valley Retirement Village.  All three transactions are subject to approval by federal and state banking regulators, among other conditions.

United Bancshares, Inc. is a locally owned and operated holding company comprised of The Bank of Leipsic Company, Citizens Bank of Delphos, and The Union Bank Company. The banks serve Allen and Putnam Counties, with locations in Columbus Grove, Delphos, Kalida, Leipsic, Lima and Ottawa.

This release may contain certain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance.  However, such performance involves risk and uncertainties that may cause actual results to differ materially.  Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates.  For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2001 Form 10-K.

For more information, visit www.theubank.com or contact Brian Young at 419-659-2141.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: January 13, 2003	By: /s/ Brian D. Young
Brian D. Young CFO